U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1, PRE EFFECTIVE AMENDMENT 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PANAMERA HEALTHCARE CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	8741	46-5707326
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4180 Orchard Hill Drive.
Edmond, OK 73025
Tel:  (405) 413-5735
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Curtis Summers
President and Chief Executive Officer
Panamera Healthcare Corporation
4270 Orchard Hill Drive.
Edmond, OK 73025

  (405) 413-5735
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
James B. Parsons
Parsons/Burnett/Bjordahl/Hume, LLP
10655 NE 4th Street, Suite 801
Bellevue, WA 98004
Phone: (425) 451-8036  Fax: (425) 451-8568

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):
Large Accelerated File [ ]	Accelerated Filer [ ]
Non-accelerated Filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [X]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per unit	Proposed maximum| aggregate offering price (3)	Amount of registration fee (1)
Common Stock, par value $0.0001 per share sold by the company	2,500,000 shares	$0.04	$100,000	$12.88
Common Stock, par value $0.0001 per share sold by selling shareholders	1,490,000 shares	$0.04	$59,600	$7.68
TOTAL	3,990,000 shares	$0.04	$159,600	$20.56

(1) Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was $0.0001 per share for 14,000,000 shares to officers and directors and $0.0001 for 1,490,000 shares to unaffiliated investors.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated January __, 201 5

PANAMERA HEALTHCARE CORPORATION
3,990,000 Shares of Common Stock
This is our initial public offering.  We are registering a total of 3,990,000 shares of our common stock.  Of the shares being registered, 1,490,000 are being registered for sale by the selling shareholders, and 2,500,000 are being registered for sale by the Company.  The offering is being made on a self-underwritten, "best efforts" basis.  There is no minimum number of shares required to be purchased by each investor.  The shares will be sold on our behalf by our officers, Curtis Summers, Ernest Diaz, and Douglas Baker.  They will not receive any commissions or proceeds for selling the shares on behalf of the Company.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.04 for the duration of the Offering.  Assuming all shares being offered by the Company are sold, the Company will receive $100,000 in net proceeds.  Funds received will not be held in an escrow, trust or a similar account.  Therefore, all funds will be immediately available for use by the Company. All offering expenses are being paid for by cash on hand or by loans from an entity owned by our officers.  No offering expenses will be paid out of the proceeds of this Offering; therefore, net proceeds are the same as gross proceeds.  The shares being offered by the Company will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our directors for an additional 90 days.

The selling shareholders will sell their shares at a price per share of $0.04 for the duration of this Offering.  We will not receive any proceeds from the sale of the 1,490,000 shares sold by the selling shareholders.  If all shares being offered by the selling shareholders are sold, shareholders will receive an aggregate $59,600.  The selling shareholders are deemed to be "underwriters" within the meaning of the Securities Act, in connection with the sale of their shares of stock.  The selling shareholder offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from the effective date of this Prospectus.
We are registering 2,500,000 shares for sale by the Company at a price per share of $0.04 for the duration of the Offering, 1,000,000 shares minimum and 2,500,000 shares maximum.  In the event that 1,000,000 shares are not sold within 270 days after effective date of this Prospectus, at our sole discretion, we may extend the offering for an additional 90 days.  If we decide to extend the offering for this additional period, we will file a post-effective amendment of our registration statement informing you of this extension.  In the event that 1,000,000 shares are not sold within 270 days after the date of this prospectus or within the additional 90 days if extended, all money received by us will be returned to you the next business day after the offering's termination, without charge, deduction or interest.  If at least 1,000,000 shares are sold within 270 days after the date of this prospectus or within the additional 90 days if extended, all money received by us will be retained by us and there will be no refund.  There are no minimum purchase requirements for each individual investor.  The gross proceeds of this offering will be deposited at Bank SNB in an account established by us, until we have sold at least 1,000,000 shares of common stock.  Once we sell at least 1,000,000 shares of common stock, the funds will be released to us.  We will receive net proceeds of approximately $40,000 if the minimum number of shares is sold and approximately $100,000 if the maximum number of shares is sold in the offering.
There are no underwriting commissions involved in this offering.  Our common stock will be sold on our behalf by our officers and directors.  The intended methods of communication with potential investors include, without limitation, telephone calls and personal contacts.  Our officers and directors will not receive any commissions or proceeds from the offering for selling the shares on our behalf.
Before this offering, there has been no public market for our shares of common stock.  Assuming we raise the minimum amount in this offering, we will attempt to have our shares of common stock quoted on the Over the Counter-Bulletin Board ("OTCBB"), operated by FINRA (Financial Industry Regulatory Authority) following this offering.  No assurance can be given that the shares will be quoted on the OTCBB .  To be quoted on the OTCBB, a market maker must apply to make a market in our common stock.  We have not engaged a market maker to date to file an application on our behalf and there is no guarantee that a market maker will file an application on our behalf.
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An investment in these securities involves a high degree of risk.
 Please carefully review the section titled "Risk Factors" beginning on page 6.
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NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
______________
The date of this prospectus is __________,  2015

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date and will be updated to the extent required by law.

PROSPECTUS SUMMARY
You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors," regarding us and the common stock being sold in this offering.
Unless the context otherwise requires, when we refer to "Panamera," "our company," "PHC", "we," "us" or "our," we are referring to PANAMERA HEALTHCARE CORPORATION, a Nevada corporation.  We are an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements.
PANAMERA HEALTHCARE CORPORATION
Business Overview
PANAMERA HEALTHCARE CORPORATION offers management and consulting services to healthcare organizations that are increasingly facing various stresses including financial, organizational and information technology challenges. The reasons for these stresses are multifactorial and include long-standing trends in healthcare, but also include recent challenges brought about by the Affordable Care Act, the mandated implementation of  ICD-10-CM/PCS (International Classification of Diseases, 10th Edition, Clinical Codification/Procedure Coding System, "ICD-10"), and economic factors related to varying and uncertain reimbursement rates.
Our initial contracts are with consulting firms that offer services similar to ours but lack expertise in certain areas. The market is so vast that at this point in our development we do not consider such collaborations as a threat to our business, and we believe that collaboration may result in long-term benefits to us.
We are offering our shares and seeking to become a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities.  Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel.

With the net proceeds of this offering, we intend to expand the reach of our services.  We will increase our marketing budget to create more market awareness of our company through professional social networking and developing an on-line presence by constructing a website.

We are a newly-formed company with limited revenue and operations, and minimal assets.  To date, we have not earned significant revenue, or generated significant cash flow.  An investment in our shares of common stock in this offering involves a high degree of risk.
Our Services
We will offer our clients in the healthcare industry a wide array of services including but not limited to:
•	new practice start-up services and group practice reorganizations;
•	physician group advisory services, performance improvement, compensation, electronic medical records and clinical practice integration;
•	hospital and surgical center interim management, turnaround strategies, workforce management, regulatory compliance and accreditation preparation, and start-up, transition, and closure support;
•	transition to value-based care, value-based payment modeling, and measurable outcomes;
•	strategic and business planning as organizations cope with a transition to accountable care;
•	feasibility studies, fairness opinions, and valuations;
•	ICD-10 implementation and training.
Our prospective clients are organizations or individual healthcare practitioners who need to accelerate their knowledge and acquisition of the systems needed to deal with some of the issues mentioned above.  Our objective is to understand our clients' needs and serve as an aggregator of the information needed to solve their problems and meet their objectives rapidly and cost-effectively.   We do not hold ourselves apart as experts in any single field, rather we provide our clients with information choices from many sources.   We believe that this approach is important in the current healthcare climate where there is a perceived feeling of uncertainty about new regulations and their implementation.

Prior to the Affordable Care Act ("ACA"), the mandated implementation of  ICD-10-CM/PCS, and economic factors related to varying and uncertain reimbursement rates, if a healthcare organization were in financial distress, it would attempt a corporate renewal (turnaround)  and employ recognized analytical tools such as activity-based cost analysis, management reviews, review of capital structure, among others.   To do so, such an organization might employ an interim manager to oversee the reorganization. Additionally it may assemble a team of advisors, which could include lawyers, accountants, bankers, human resources experts, marketing experts, and possibly even liquidation consultants if turnaround is deemed too difficult.  In the current healthcare climate, we feel it is necessary to consider the added dimension of how the organization can emerge from distress while adequately implementing the new regulations and concepts such as value based care.

Value-based care is a departure from fee-for-service care where organizations are compensated for performing more services.  Value based care envisions an organization or practitioner being rewarded for favorable outcomes.  The challenge facing healthcare is how to measure and fairly compensate favorable outcomes.  Because the research and policy suggestions in this area are rapidly evolving, we believe that our service as an aggregator and arbiter of information will be of value to our clients who may find it too difficult or not cost effective to do it on their own.

Our fees for such services are negotiated on a case-by-case basis based of the scope of the work and duration of the engagement. Two current engagements call for an hourly rate charged as the clients request our assistance in their current business operations. The contracts call for a maximum projected assistance per month as a mechanism to budget their resources and coordinate our resource availability. Historically, we have been able to fulfill their needs without approaching their maximum budgeted allowances. Our engagements involve a highly cooperative relationship among the parties.  Hours devoted to clients typically exceed actual hours billed. As we become involved with a wider array of clients, there can be no assurance that a permissive billing environment will continue to be appropriate.

Our officers have experience in long-term consulting at flat rate billing, although we do not currently have such clients. Under the terms of long term consulting contracts, in addition to a well-defined scope of services and deliverables, operational issues such as client's rules regarding access to premises, personnel, and intellectual property, changes in compensation relative to unexpected regulatory changes, premise relocation, and other potential changes attendant to long term relationships  must be well defined in the initial contract. We believe that our past experience with long-term flat rate engagements qualifies us to enter into long-term relationships and may give us a competitive advantage.

Our Market
The United States has among the highest per capita health care expenditures in the world, easily exceeding many advanced countries by 100% (e.g. United  Kingdom - World Bank1 -).  In recognition of this fact, federal, state, and local governments have been seeking ways to maintain quality healthcare and reduce costs. The accountable care organization (ACO) model is one among several proposed mechanisms to achieve this goal. It is a concept that is evolving, but it can be generally defined as an association of health care providers, including primary care providers, specialists, and hospitals that work together collaboratively and accept collective accountability for the cost and quality of care. The complexities of implementing such sweeping changes rapidly have created an opportunity for knowledgeable consultants to economically and simultaneously assist multiple organizations as they explore their options in a rapidly changing healthcare delivery environment.
A 2014 survey of its members by the Medical Group Management Association (MGMA) identified 44 major issues facing primary care focused practices.  Quoting from their study, the top ten challenges as reported by MGMA were:
•	"Preparing for the transition to ICD-10 diagnosis coding"
•	"Dealing with rising operating costs"
•	"Preparing for reimbursement models that place a greater share of financial risk on the practice"
•	"Preparing for value-based payments (e.g., shared savings, capitation/global payments, quality/outcome)"
•	"Managing finances with the uncertainty of Medicare reimbursement rates"
•	"Understanding payers' criteria for physician performance ratings and its impact on provider network and tiering"
•	"Collecting patient due balances (self-pay, high deductibles and health savings accounts)"
•	"Participating in the CMS HER* Meaningful Use Incentive program"
•	"Negotiating contracts with payers"
•	" Understanding the total cost of an episode of care"

  The survey identifies issues of concern to members of MGMA as reported in the July 2014 issue of MGMA ConnectionTM, the organizations monthly journal. While MGMA ranked the issues in order of concern to certain subsets of their members, they serve as an illustration of issues facing the healthcare industry in the United States without regard to ranking.

       The above issues are part of the debate in the United States about containing the cost of healthcare, which according to World Bank2 statistics was 17.9% of U.S. gross domestic product (GDP) in 2012.  For 2012, according to the World Bank, U.S per capita spending for healthcare was $8,895 while the United Kingdom spent $3,647 and France spent $4,690.
We believe the market for healthcare management services for providers, small hospitals and surgical centers not affiliated with larger organizations, which lack the time or proficiency to manage their facilities in a profitable manner, is underserved.  We believe this to be especially true for the Oklahoma City area and the surrounding counties in Oklahoma due to the rural geography of the region and the many medical providers struggling to rapidly comply with new mandates, such as the implementation if  ICD-10. The mandated implementation of ICD-10 has been postponed for the second time until October of 2015 and the complexities of implementation are becoming widely recognized. We believe that this recognition creates a favorable environment for offering our services.
Our focus initially is regionally in Oklahoma County.  However, we believe our services are needed in many locations statewide and nationally.  We do not intend to compete with large national healthcare management companies whose primary focus is on large commercial firms, generally located in urban areas.
Our Customers
We currently have management services agreements with two customers, MediLinc Resources, Inc. and Claims Link Inc., which account for recurring monthly revenue of not less than $600 or more than $5,000 monthly from each client. Each agreement has an automatic renewal for successive one-year terms, unless terminated in writing.

Corporate Information
We were incorporated in the State of Nevada on May 20, 2014.  Our principal executive office is located at 4180 Orchard Hill Drive. Edmond, OK 73003.  Our main telephone number is (405) 413-5735.
The Offering
Securities being offered	3,990,000 shares of common stock: 2,500,000 shares which we are offering, and 1,490,000 shares, which are being offered by the selling shareholders.

Offering price	$0.04 per share.
Offering period
The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from the effective date of this prospectus.  The Company's Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Directors for an additional 90 days

Net proceeds to us	We will raise approximately $40,000 assuming the minimum number of shares are sold and approximately $100,000 assuming the maximum number of shares are sold.

Use of proceeds	We will use the net proceeds of this offering to expand our marketing efforts and for working capital.

Common stock outstanding before the offering	15,490,000 shares.

Common stock outstanding after the offering	16,490,000 shares (minimum); 17,990,000 shares (maximum).

Trading symbol
We will attempt to have our shares quoted on the Over the Counter-Bulletin Board following this offering.  OTCBB is a market for companies that are current in their reporting with the U.S. Securities and Exchange Commission. No assurance can be given by us that the shares will be quoted on the OTCBB.  To be quoted on the OTCBB, a market maker must apply to make a market in our common stock.  We have not engaged a market maker to date to file an application on our behalf and there is no guarantee that a market maker will agree to file an application on our behalf or, if filed, it will be approved.

Risk factors	Investing in our common stock involves a high degree of risk. Please refer to the sections "Risk Factors" and "Dilution" before making an investment in our common stock.

The proceeds of the offering will be deposited at Bank SNB in a separate account established by us.  The funds will be held in the account until we receive a minimum of $40,000 at which time the funds will be released to us.  Any funds received in excess of $40,000 will immediately be available to us.  If we do not receive the minimum amount of $40,000 within 270 days after the date of this prospectus, we may extend the offering for an additional 90 days.  If we have not received the minimum amount at the end of the 90-day extension, all funds will be returned to you from Bank SNB within five (5) business days after the Offering's termination, without charge, deduction or interest.  During the 270-day period after the date of this prospectus and possible additional 90-day period, no funds will be returned to you.  You will only receive a refund of your subscription if we do not raise a minimum of $40,000 within the 270-day period after the date of this prospectus, which period could be extended by an additional 90 days at our discretion for a total of 360 days.  If we decide to extend the offering for this additional 90-day period, we will file a post-effective amendment of our registration statement informing you of this extension.  Investors will not be entitled to a refund of their investment until the conclusion of such 90-day period, at which time investors will be entitled to a refund only if we have not achieved the minimum offering.

Summary Financial Information
The summary financial information set forth below is derived from and should be read in conjunction with our financial statements, including the notes to the financial statements, appearing at the end of this prospectus.
	Three Months Ended October 31, 2014	May 20, 2014 (Inception) to July 31, 2014
Statement of Operations Data:
Revenue	$12,000	$8,000
Total operating expenses	37,824	22,914
Net loss	(26,242)	(14,991)
Net loss per common share - basic and diluted(1)	$(0.00)	$(0.00)

Balance Sheet Data:	At October 31, 2014
	Actual	As Adjusted (minimum)(2)	As Adjusted (maximum)(2)

Cash	$11,515	$51,515	$111,515
Working capital (deficiency)	(39,684)	316	60,316
Total assets	23,348	63,348	123,348
Total current liabilities	63,032	63,032	63,032
Total stockholders' equity (deficit)	$(39,684)	$316	$60,316

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(1)	Net loss per common share is calculated on the weighted average basis of 15,490,000 and 14,675,685 shares of common stock being outstanding for the period presented October 31, 2014 and July 31, 2014, respectively . See Note 2 of the Notes to Financial Statements.
(2)	Gives effect on an as adjusted basis to the sale by us of the minimum and maximum number of shares of common stock in this offering at an offering price of $0.04 per share and assumes a minimum of $40,000 and a maximum of $100,000.

RISK FACTORS
An investment in our common stock involves a high degree of risk.  You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide to buy our common stock.  If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer.  In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.
Risks Relating to Our Business and Industry
Our chief executive officer, chief financial officer and principal accounting officer, and directors have no significant experience managing a public company and no meaningful financial reporting experience as it relates to public companies. Accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Our officers and directors have no significant experience managing a public company and no meaningful financial reporting experience as it relates to public companies, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status.  If we were to fail to fulfill obligations, our ability to continue as a public company would be in jeopardy in which event you could lose your entire investment in our Company.

We have reported limited consulting or healthcare management revenue, and there can be no assurance that we will ever generate significant revenue or net income.
We began our business on May 20, 2014, and have limited revenue, and minimal assets.  Our operations are subject to all of the risks inherent in the establishment of a new business enterprise.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the growth of a new business, the scaling-up of operations and the competitive environment in which we are operating.  From May 20, 2014 (date of inception) to  October 31, 2014 , we had revenue earned during the development stage of $ 20,000 and a net loss of $ 41,233 .  At October 31, 2014 , we had a total stockholders' deficit of $ 39,684 .  No assurance can be given that we will ever generate significant revenue or have net income.  Our ability to achieve and maintain profitability and positive cash flow is dependent, among other things, upon:
•	developing and launching our healthcare management operations throughout Oklahoma County,
•	creating market awareness through advertising in journals and online advertising,
•	giving seminars and training sessions on ICD-10 to draw attention to our additional skills, and
•	hiring experienced healthcare management personnel when needed.
Because of our deficit accumulated during the development stage and our net loss, our auditors have expressed substantial doubt about our ability to continue as a going concern.

Because we had a deficit accumulated during the development stage at  October 31, 2014 , and had a net loss and net cash used in operating activities for the period from May 20, 2014 (date of inception) to  October 31, 2014 , our auditors have expressed substantial doubt about our ability to continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months without raising additional funds.  We estimate that we will require approximately $30,000, or approximately $2,500 per month, to continue as a going concern over the next 12 months.  The financial statements included in this prospectus do not include any adjustments that might result from the uncertainty about our ability to continue in business. If we continue to sustain losses and lack sufficient capital, we may have to curtail operations and you could lose your investment.

Key employees are essential to expanding our business.

Curtis Summers, Ernest Diaz, and Douglas Baker are essential to our ability to continue to grow and expand our business. They have established relationships within the industry in which we operate. If they were to leave us, our growth strategy might be hindered, which could materially affect our business and limit our ability to increase revenue.

We compete with many other companies in the market for healthcare management and consulting services which may result in lower prices for our services, reduced operating margins and an inability to maintain or increase our market share.

We compete with other companies in a highly fragmented market that includes national, regional and local service providers, as well as service providers with global operations. These companies have services that are similar to ours, and certain of these companies have substantially greater financial resources than we do. There can be no assurance that we will be able to compete effectively against our competitors or timely implement new services. Increased competition and cost pressures affecting the healthcare markets in general may result in lower prices for our services, reduced operating margins and the inability to maintain or increase our market share.

We need the proceeds of this offering to expand our marketing efforts and for subsequent funding thereafter.
We need the proceeds of this offering in order to finance our planned marketing efforts that would include conducting direct-mail campaigns and online advertising.  No assurance can be given that the amount of money being allocated to such marketing efforts will be sufficient to complete these plans, or that we will derive any profits from these planned marketing efforts.  Additionally, although we believe the anticipated proceeds of this offering, together with cash on hand and projected cash flow from operating activities will allow us to conduct our operations for at least the next 12 months if the minimum number of shares are sold, our continued operations thereafter will depend upon the availability of cash flow, if any, from our operations, or our ability to raise additional funds through equity or debt financing.  There is no assurance that we will be able to obtain additional funding if it is needed, or that such funding, if available, will be obtainable on terms and conditions favorable to or affordable by us.  If we cannot obtain needed funds, we may be forced to curtail our activities.
Additional capital, if needed, may not be available on acceptable terms, if at all, and any additional financing may be on terms adverse to your interests.
Our business plan allows for the estimated $15,000 cost of this Registration Statement to be paid from loans by our Officers or Kratos Healthcare Inc., an entity controlled by our officers, and not from the Company Offering. We do not have a formal written agreement with our officers concerning this loan.
We may need additional cash to fund our operations.  Our capital needs will depend on numerous factors, including market conditions and our profitability.  We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all.  If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund expansion, successfully promote our brand name, develop or enhance our services, take advantage of business opportunities, or respond to competitive pressures or unanticipated requirements, any of which could seriously harm our business and reduce the value of your investment.
If we are able to raise additional funds, if and when needed, by issuing additional equity securities, you may experience significant dilution of your ownership interest and holders of these new securities may have rights senior to yours as a holder of our common stock.  If we obtain additional financing by issuing debt securities, the terms of those securities could restrict or prevent us from declaring dividends and could limit our flexibility in making business decisions.  In this case, the value of your investment could be reduced.
If healthcare providers and organizations do not renew a significant number of management services agreements, our business would be adversely affected.
We provide healthcare management services to healthcare facilities pursuant to management services agreements, which generally have one-year terms.  The contracts contain automatic renewal provisions but also allow clients to terminate the contract at any time for cause or at the anniversary without cause.  If healthcare facilities do not renew a significant number of management services agreements or if we are unable to attract new clients, were may have to curtail our operations and you may lose your investment
All of our current revenues are derived from management services for two initial firms, of which one of our officers and directors has ownership interest.
We currently derive all of our revenue from management services agreements with two initial firms.  Our secretary and director, Douglas G. Baker, has ownership interests in these firms.  Investors in this offering should understand and recognize that our customers to date may not have made an independent decision to utilize our healthcare management services.  Investors should not place undue reliance on our initial management services agreements as an indication of the merits of our services.  Additionally, if our two executive officers and directors leave the company for any reason, those agreements may be terminated by them, which would materially impact our business.

In the case the minimum amount is not raised prior to the close of the offering, we will not have an escrow account nor accruing interest on funds received.

Any funds received from the sale of stock will be placed into Panamera's corporate bank account. Although management intends to internally segregate the funds on its balance sheet, it does not intend to place the funds in a separate escrow account, to save on expenses. Since the funds will not be protected in an escrow account, the use of the funds prior to the minimum amount being raised is possible. Any funds received from the sale of stock will be placed in Panamera's corporate bank account, and will earn no interest or minimal interest. Any interest earned will be retained by Panamera, even if all funds are returned to investors.

If the minimum offering amount is not raised, there may be insufficient funds to continue Panamera's business, and the Company may not succeed.

If the minimum is not raised, the funds received from any stock sold will be returned. If only the minimum amount is raised, Panamera may not have the funds to be able to file its quarterly and annual reports and might cease to be a reporting company. If Panamera ceases to be a reporting company, it would be de-listed from any exchange on which it was traded. If such an event occurs, investors might be unable to trade their stock, and might lose their investment.

If Curtis Summers resigns or dies without our having found a replacement, our operations may be suspended or cease.  If that should occur, you could lose your investment.

Curtis Summers is our Chairman, President and Chief Executive Officer.  We are dependent upon him to coordinate the marketing of our services and for his knowledge and contacts in our business.  If Mr. Summers should resign or die, there will be no one with his knowledge to operate the company.  Further, we do not have an employment agreement with Mr. Summers and we do not have key-person life insurance for our benefit should he die.  If we lose the services of Mr. Summers, and until we find another person to replace him, our operations may be suspended.  In that event, it is possible you could lose your entire investment.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.
Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, and new SEC regulations and FINRA rules are creating uncertainty for companies such as ours.  These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.  We are committed to maintaining high standards of corporate governance and public disclosure.  As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.  If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud.  In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.
Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of an issuer's internal controls over financial reporting.  Douglas G. Baker, our Chief Financial Officer, Secretary and Treasurer, is our only officer assigned to accounting issues at present, which may be deemed to be inadequate.  Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.
During the course of our testing, we may identify deficiencies which we may not be able to remediate.  In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404.  Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.
We will have to hire additional experienced healthcare management personnel as our business expands, or our business will be stagnant.
We will have to hire additional experienced personnel to perform healthcare management services as we expand our operations to other locations.  If we need additional experienced personnel and we do not hire them, our business will be stagnant.
Having only three executive officers and three directors (the same persons) limits our ability to establish effective independent corporate governance procedures.
We have only three executive officers and three directors.  Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. Unless and until we have a larger Board of Directors that would include one or more independent members, and memebers with specific financial and audit experience, there will be limited oversight of Messrs. Summers and  Diazs' decisions and activities, and little ability for shareholders to challenge or reverse those activities and decisions, even if they are not in your best interests.
Risks Related to Our Common Stock
Because there is no public trading market for our common stock, you may not be able to resell your stock and, as a result, your investment is illiquid.
There is currently no public trading market for our common stock.  Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.  As a result, your investment is illiquid.
An active trading market may not develop in the future.
An active trading market may not develop or, if developed, may not be sustained.  The lack of an active market may impair your ability to sell your shares of common stock at the time you wish to sell them or at a price that you consider reasonable.  The lack of an active market may also reduce the market value and increase the volatility of your shares of common stock.  An inactive market may also impair our ability to raise capital by selling shares of common stock and may impair our ability to acquire other companies or assets by using shares of our common stock as consideration.

Our current management can exert significant influence over us and make decisions that are not in the best interests of all stockholders, including entering into a business combination without seeking shareholder approval.  The Board of Directors will exercise complete control over the Company and have the ability to make decisions regarding whether to issue common stock and preferred stock (including to themselves), make employment decisions, including their own compensation arrangements and whether to enter into material transactions with related parties.
Prior to the closing of this offering, Curtis Summers, our Chairman, President and Chief Executive Officer, Ernest Diaz, our Director and Executive Vice-President, and Douglas G. Baker, our Chief Financial Officer, Secretary and Treasurer, own 41.6%, 41.6%,  and 7.2% of our outstanding shares of common stock, respectively.  After this offering, they will own 39.1%, 39.1%, and 6.8% of our outstanding shares, respectively, if the minimum number of shares is sold and 35.8%, 35.8% %, and 6.2% of our outstanding shares, respectively, if the maximum number of shares is sold in the offering.  As a result, Messrs. Summers and Diaz will continue to be able to assert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any change in control.  This concentration of ownership of our outstanding shares of common stock could have the effect of delaying or preventing a change in control, or otherwise discouraging or preventing a potential acquirer from attempting to obtain control.  This, in turn, could have a negative effect on the market price of our common stock.  It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock.  Moreover, the interests of the owners of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and, accordingly, could cause us to enter into transactions or agreements that we would not otherwise consider. The Board of Directors will exercise complete control over the Company and have the ability to make decisions regarding whether to issue common stock and preferred stock (including to themselves), make employment decisions, including their own compensation arrangements and whether to enter into material transactions with related parties.
FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.
The Financial Industry Regulatory Authority, or FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low-priced securities (commonly referred to as a penny stock) to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  These requirements are described in more detail in this prospectus under the heading "Plan of Distribution and Terms of the Offering; Section 15(g) of the Exchange Act - Penny Stock Disclosure" below.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  FINRA requirements will make it more difficult for broker-dealers to recommend that their customers buy our common stock when traded, which may have the effect of reducing the level of trading activity and liquidity of our common stock in the future.  Further, many brokers charge higher fees for these speculative low-priced securities transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.
Our charter contains some anti-takeover provisions that may inhibit a takeover that might benefit you.
The provisions in our certificate of incorporation relating to delegation to the Board of Directors of rights to determine the terms of preferred stock may have the effect not only of discouraging attempts by others to buy us, but also of making it more difficult or impossible for stockholders to make management changes.  The ability of our Board of Directors to determine the terms of preferred stock, while providing flexibility in connection with possible business purchases and other corporate purposes, could make it more difficult for a third party to secure a majority of our outstanding shares of common stock.

Our common stock is considered "penny stock" and may be difficult to sell.
The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions.  The market price of our common stock may be below $5.00 per share and therefore may be designated as a "penny stock" according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares.  In addition, since we will attempt to have our shares of common stock quoted on the OTCBB following this offering, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase the stock or a lack of market makers to support the stock price.
We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.
We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.
We could issue "blank check" preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Nevada corporate law could discourage a takeover that stockholders may consider favorable.
Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors.  Our Board of Directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders.  The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.  For example, it would be possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.  In addition, advanced notice is required prior to stockholder proposals.
We are selling the shares offered in this prospectus without an underwriter and may not be able to sell all of the shares.
The shares of common stock are being offered on our behalf by our officers and directors on a self-underwritten efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any shares.  There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that we, through our officers and directors, are capable of selling all of the shares offered in this prospectus.
The market price of our shares would decline if the selling stockholders sell a large number of shares all at once or in blocks.

The selling stockholders are offering 1,490,000 shares of common stock through this Prospectus.  They must sell these shares at a fixed price of $0.04 for the duration of the Selling Shareholders' offering.  Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may have a depressive effect on the price of our common stock in any market that may develop.

Through this Prospectus, we are offering shares of common stock concurrent with the offering of common stock by certain selling shareholders, which could negatively impact our ability to sell shares and raise sufficient funds to execute our business plan.

The Company is offering for sale a maximum of 2,500,000 shares of common stock at a fixed price of $0.04 per share for the duration of the Offering, with a minimum of 1,000,000 shares that must be sold.  We will receive all of the proceeds from the sale of shares offered by the Company, assuming the minimum number of shares are sold.  Certain selling shareholders will be offering 1,490,000 of our shares of common stock at a fixed price of $0.04 per share; we will receive no proceeds from the sale of shares by selling shareholders.

Potential investors will have the opportunity to purchase shares from either the Company or selling shareholders, which may negatively impact the appeal to potential investors in purchase the shares being offered by the Company.  If the Company does not sell sufficient shares under its Offering, its operations may cease.

We are an "emerging growth company" under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.
We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 ("JOBS Act"), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.
We will remain an "emerging growth company" for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of May 30 of any year.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our Company and management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission, or the SEC, to register the shares of our common stock being offered by this prospectus.  Following the effectiveness of our registration statement, we will file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.  The SEC maintains a website, http://www.sec.gov that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us.  Our SEC filings are also available to the public from commercial document retrieval services.  Information contained on our website should not be considered part of this prospectus.
You may also request a copy of our filings at no cost by writing or telephoning us at:
Panamera Healthcare Corporation
4180 Orchard Hill Drive.
Edmond, OK 73003
Curtis Summers
President and Chief Executive Officer
Tel:  (405) 413-5735

USE OF PROCEEDS
Use of Proceeds
Our offering is being made on a $40,000 minimum, $100,000 maximum self-underwritten basis.  The table below sets forth the use of proceeds if 1,000,000 shares (minimum) and 2,500,000 shares (maximum) of the offering are sold.  The two offering scenarios below are presented for illustrative purposes only and the actual amount of proceeds received, if any, may differ.
	Sale of	Sale of
	1,000,000	2,500,000
	Shares	Shares
Application of Net Proceeds	(Minimum)	(Maximum)

Marketing efforts, web site	$15,000	$55,000
Working capital	25,000	45,000
Total	$40,000	$100,000

Our business plan allows for the estimated $15,000 cost of this Registration Statement to be paid from cash flow, from loans by our officers and directors, or from an entity controlled by our officers, and not from the Company Offering. We have no formal written agreement regarding these costs.
With the net proceeds of this offering, we intend develop our web site, engage services to improve search engine optimization, and expand our marketing efforts through professional and social networking. We also expect to deploy additional capital by contracting part-time lecturers to present or our ICD-10 and management seminars at corporate and professional meetings.  We believe that such seminars are both a minor profit center as well as an adjunct to our over-all marketing efforts.
In order to achieve maximum leverage from our marketing efforts, we will focus on developing and promoting Internet web based seminars (Webinars), which in addition to providing the specific information the attendees will be seeking, will highlight our multiple training and consulting abilities.   It is also common in local healthcare settings (hospital staff, group practices) to present a live seminar to a small group of attendees and provide it to a wider audience via a live Internet feed.  We expect to provide these seminars at no cost to the sponsoring entity, which will pay the entire cost of providing the venue and Internet connectivity.  Initially our officers will conduct the live seminars and will not be compensated.  The minimum proceeds of this offering ($15,000 for marketing) will allow us to proceed with the low-cost seminar/Webinar approach to promoting our services by developing seminar content and integrating it with the website.

With the maximum proceeds of our offering, in addition to the small seminar/Webinars previously discussed, we will seek opportunities to provide full day seminars at professional meetings, such as the local or state medical association, specialty associations, nursing associations, and healthcare management associations. The additional $40,000 available for marketing if the maximum amount of our offering is achieved will be sufficient to develop scripts and audiovisual content for several full day seminars.  We hope that the success of the small seminar/Webinar platform will help us establish the credibility to present at larger venues.  Such associations have stringent criteria for choosing seminar providers and we cannot reliability predict if we will be successful in obtaining such opportunities.  All of our web development, audiovisual materials and printed seminar materials are equally applicable to either the small or large venues so the application of funds available from a successful minimum offering to that of the maximum offering will result in a seamless increase in the velocity with which we achieve our marketing activities.

The amount allocated to working capital is arbitrary and is budgeted due to the uncertainty of cash flow from our operations. If cash flow from operations is sufficient to pay our on-going expenses we expect to hold these funds in reserve.

We believe the anticipated minimum proceeds of this offering ($40,000), together with cash on hand and anticipated cash flow from operating activities, will allow us to conduct our operations for at least the next 12 months if the minimum number of shares is sold and for an indeterminate longer time if the maximum number of shares is sold.
There are no underwriting commissions involved in this offering.  Our common stock will be sold on our behalf by our officers and directors.  Our officers and directors will not receive any commissions or proceeds from the offering for selling the shares on our behalf.
Dividend Policy
We do not expect to pay a dividend on our common stock in the foreseeable future.  The payment of dividends on our common stock is within the discretion of our Board of Directors, subject to our certificate of incorporation.  We intend to retain any earnings for use in our operations and the expansion of our business.  Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.
As of the date of this prospectus, we do not have any equity compensation plans.

DETERMINATION OF OFFERING PRICE
 Before this offering, there has been no public trading market for our shares of common stock, and we cannot give any assurance to you that an active secondary market might develop or will be sustained after this offering.  The price of the shares we are offering has been determined solely by us (as there is no underwriter or placement agent involved in this offering) and, as such, is arbitrary in that the price does not necessarily bear any relationship to our assets, earnings, book value or other criteria of value, and may not be indicative of the price that may prevail in the public market.  No third-party valuation or appraisal has ever been prepared for our business.  Among the factors we considered in setting a price were (without one factor being materially more important than the others):
•	our need to raise up to a total of $100,000 in gross proceeds in this offering,
•	our limited operating history, as well as the other numerous obstacles we face in operating and expanding our business, as described in the "Risk Factors" section of this prospectus,
•	the amount of capital to be contributed by purchasers in this offering in proportion to the number of shares of common stock to be retained by our existing stockholder, and
•	our cash requirements to run our business over the next 6 to 12 months.
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.
At October 31, 2014 , the pre-offering net tangible book value of our shares of common stock was approximately ($39,684) or approximately ($0.003) per share based upon 15,490,000 shares outstanding.  The pre-offering net tangible book value does not reflect the payment of any offering expenses.  Our offering costs will be paid from cash on hand or from loans from our officers.
If All of the Shares are Sold
Upon completion of this offering, in the event all of the shares are sold, the post-offering net tangible book value of the 17,990,000 shares to be outstanding will be approximately $ 45,316 , or approximately $0.003 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by approximately $0.006 per share without any additional investment on their part.
After completion of this offering, if 2,500,000 shares are sold, non-affiliated stockholders would own 22.2% of the total number of shares then outstanding for which non-affiliated stockholders will have made a cash investment of $100,149, or $0.0251 per share.  Our existing affiliated stockholders received 14,000,000 shares of common stock in consideration for their services at founding valued at $1,400 (valued at a price of $0.0001 per share, or $1,400 in total).  If 2,500,000 shares are sold in this offering, our existing stockholders will own 86.1% of the total number of shares then outstanding.
If you purchase shares in this offering, you will incur immediate and substantial dilution of $0.037 per share, representing the difference between the $0.04 per share paid by you in this offering and the net tangible book value per share of our common stock after giving effect to this offering, assuming the maximum number of shares are sold, and after expected offering costs to be paid by the Company.

If the Minimum Number of Shares are Sold
Upon completion of this offering, in the event 1,000,000 shares (the minimum) are sold, the post-offering net tangible book value of the 16,490,000 shares to be outstanding will be approximately ($14,684) or approximately ($0.001) per share.  The post-offering net tangible book value reflects the $15,000 of offering expenses remaining to be paid.  The net tangible book value of the shares held by our affiliated stockholders will be increased by $0.002 per share without any additional investment on their part.
After completion of this offering, if 1,000,000 shares are sold, non-affiliate stockholders will own 15.1% of the total number of shares then outstanding for which non-affiliate stockholders will have made a cash investment of $40,149 , or $0.016 per share.  If 1,000,000 shares are sold in this offering, our existing affiliated stockholders will own 84.9% of the total number of shares then outstanding.
If you purchase shares in this offering, you will incur immediate and substantial dilution of approximately $0.041 per share, representing the difference between the $0.04 per share paid by you in this offering and the net tangible book value per share of our common stock after giving effect to this offering, assuming the minimum number of shares is sold, and deducting the estimated offering expenses payable by us.
The following table compares the differences of your investment in our shares with the investment of our existing stockholders.
Existing stockholders if all of the shares are sold
Net tangible book value per share before offering	$(0. 003)
Pro forma net tangible book value per share after offering	$0. 003
Increase in net tangible book value per share attributable to new investors	$0. 006
Dilution per share to new investors	$0. 037

Capital contribution of existing stockholders	$1,549
Number of shares outstanding before the offering	15,490,000
Number of shares after offering assuming the sale of the maximum number of shares sold	17,990,000
Percentage of ownership after offering	86.1%

Existing stockholders if the minimum number of shares are sold
Net tangible book value per share before offering	$(0. 003)
Pro forma net tangible book value per share after offering	$(0.001)
Increase in net tangible book value per share attributable to new investors	$0.002
Dilution per share to new investors	$0. 041

Capital contribution of existing stockholders	$1,549
Number of shares outstanding before the offering	15,490,000
Number of shares after offering assuming the sale of the minimum number of shares sold	16,490,000
Percentage of ownership after offering	93.9%

Purchasers of shares in this offering if all of the shares are sold
Price per share	$0.04
Capital contributions of public investors	$100,000
Number of shares after offering held by public investors	2,500,000
Percentage of capital contribution by existing stockholders	1.5%
Percentage of capital contributions by public investors	98.5%
Percentage of ownership after offering	13.9%

Purchasers of shares in this offering if the minimum number of shares are sold
Price per share	$0.04
Capital contributions of public investors	$40,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contribution by existing stockholders	2.7%
Percentage of capital contributions by public investors	96.3%
Percentage of ownership after offering	6.1%

SELLING SECURITY HOLDERS

The selling shareholders named in this Prospectus are offering 1,490,000 shares of the common stock offered through this Prospectus.  The shares were awarded for cash and services in June 2014, under an offering exempt from registration as provided under Section 4(2) of the Securities Act of 1933, as amended, to persons or entities personally known to our officers and who provided assistance in founding the Company and developing its business plan.

The following table provides as of  December 31, 2014 , information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	The number of shares owned by each prior to this Offering;
2.	The total number of shares that are to be offered for each;
3.	The total number of shares that will be owned by each upon completion of the Offering;
4.	The percentage owned by each; and
5.	The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported.  In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this Prospectus and do not purchase additional shares of common stock.  The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 15,490,000 shares outstanding as of the date of this prospectus.

Name of Selling Shareholder	Shares owned Prior To This Offering	Total of Shares Offered For Sale	Total Shares After Offering	Percent Owned After Offering
PB Capital LC(1 ,2 )	745,000	745,000	0	0
Clark Nichols(1)	745,000	745,000	0	0

(1)
These shareholders have received shares for providing the following services to the Company: (a) nominal cash payment of $0.001 per share (b) assistance with implementing an accounting system, (d) critique of our business plan, and (d) introductions to experts to help the Company become a public company.

(2)	Craig Barton exercises share voting and/or dispositive powers with respect to PB Capital LC.

Except as disclosed above, none of the selling shareholders:

1.	Has had a material relationship with the Company or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
2.	Are broker-dealers or affiliates of broker dealers; or
3.	Has ever been an officer or director of Panamera Healthcare Corporation

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this prospectus beginning on page F-1.
Going Concern

  We have a history of operating losses as we have focused our efforts on raising capital and building our services. The report of our independent auditors issued on our financial statements as of and for the period ended July 31, 2014, expresses substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our obtaining additional adequate capital to fund additional operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations.

Overview
Panamera Healthcare Corporation offers management and consulting services to healthcare organizations that are facing various stresses including financial, organizational, and information technology challenges. The reasons for these stresses are multifactorial and include long-standing trends in healthcare, but also include recent challenges brought about by the Affordable Care Act, the mandated implementation of  ICD-10-CM/PCS (International Classification of Diseases, 10th Edition,Clinical Codification/Procedure Coding System, "ICD-10"), and economic factors related to varying and uncertain reimbursement rates.
Some engagements may be short term, lasting a few days or several weeks, which we anticipate can be met with our present resources, namely the knowledge and experience of Messrs. Summers, Diaz, and Baker.  We seek larger management contracts, such as interim group practice management contracts, which could be expected to last a year or more. We expect that the urgent aspects of group practice management will initially be an assessment of current medical records software, if any, and the need to implement ICD-10 in the practice.  Such an initial assessment could require 3- 6 weeks, followed by an implementation phase lasting approximately six months, and finally an evaluation phase for an additional 6-12 months.  During the implementation phase, the organization would adopt the new systems and institute intensive training of personnel. During the final evaluation phase, the organization will fine tune the systems to better respond to challenges brought about by government programs that materially affect reimbursement rates. The defining objective of the management system is to deliver improved healthcare at lower cost.

An additional aspect of our management interests are directed at managing larger healthcare facilities such as surgical centers and hospitals.  This type of management requires the same stages of assessment, implementation and evaluation but would be carried out over several years and may involve the services of an interim CEO fully authorized to rapidly implement the necessary changes to the organization.  Variations of consulting for or managing large facilities include such variables as a financially healthy organization requiring targeted implementation and training such as ICD-10, to a financially challenged hospital requiring reorganization or unwinding/liquidation.  To effect a reorganization or liquidation will require the services of experts in accounting and law. As a development stage company, we do not internally have these resources but we believe we have the ability to assemble and offer the appropriate resources.

Our initial contracts are with consulting firms that offer services similar to ours but lack expertise in certain areas. There is no term on our present contracts but we expect that with full implementation of ICD-10 scheduled for October 1, 2015, our current clients will have achieved the results they require. They call on us as questions arise and we schedule training seminars for new personnel as the need arises.  Although our clients may potentially become competitors,  the  market is so vast that at this point in our development that we do not consider such collaboration as a threat to our business, and we believe that collaboration may result in long-term benefits to us.
Revenue Recognition
We recognize revenue when it is realized or realizable and earned, less estimated future doubtful accounts.  We consider revenue realized or realizable and earned when all of the following criteria are met:
(i)	persuasive evidence of an arrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixed or determinable, and
(iv)	collectability is reasonably assured.
Revenue is realized by (1) clients signing contractual service agreements that are billed monthly, (2) time is tracked and billed hourly and additional charges are billed for service in excess of the minimum monthly fee, (3) service is billed per the terms of the service agreement, and (4)  collection occurs within reasonable time after completion of each monthly billing.

Revenues are derived primarily from services performed under our management service agreements.  Revenues are recorded the first of each month, based on each management service agreement then in effect.
Costs associated with revenues include all sub-contracted direct labor and other non-labor costs and those indirect costs related to revenue generators such as depreciation, fringe benefits, overhead labor, supplies and equipment rental.

The terms and conditions of our service agreements consider the risk to the Company of providing the services.  Small contracts entail minimum risk and require a minimum retainer (currently $600) plus an hourly rate for work performed. Fees for services and expenses incurred are invoiced at the 5th day following the month in which services are rendered and payable by the 15th day of the same month.  If either party wishes to terminate, it may do so without penalty.

Contracts for larger entities will anticipate terms and conditions to:

•	Protect the respective rights of the parties.
•	Establish parameters for measuring performance.
•	Provide appropriate penalties for deficiencies in performance.
•	Define acceptable direct expensed attributable the parties.
•	Establish advance fees, if any, progress payments, expenses, and compensation.
The needs of large entities may include multiple consultants acting either independently or in collaboration. We will consider engagements of any nature, collaborative or independent, consistent with our abilities.

Revenue from any source is deemed earned as the conditions of the contracts are fulfilled with respect to fees and compensation.
Matters that May or Are Currently Affecting Our Business
The main challenges and trends that could affect or are affecting our financial results include:
•	Our ability to enter into additional management or consulting agreements, to diversify our customer base, and to expand geographic areas served,
•	Our ability to attract competent, skilled professionals and sub-contractors for our operations at acceptable prices to manage our overhead,
•	Our ability to raise additional equity capital, if and when needed, and
•	Our ability to control our costs of operation as we expand our organization and capabilities.

Results of Operations
Revenue
We recorded $12,000 and $8,000 in revenue from operations for the three months ended October 31, 2014 and for the period from May 20, 2014 (inception) through July 31, 2014 , respectively .
Our source of revenue is derived from our current two consulting agreements, both of which are affiliated with our Secretary and Director.  It is our intention in the short term to seek to add additional third party clients.  Management believes the local market is underserved and healthcare management companies such as ours can successfully add new clients.
Operating expenses
We recorded $37,824 and $22,914 in operating expenses  for the three months ended October 31, 2014 and for the period from May 20, 2014 (inception) through July 31, 2014 , respectively .
Our startup phase operating expenses have consisted primarily of professional fees.  Future operating expenses will consist of indirect personnel costs, travel, marketing and sales, and continuing professional services such as legal and accounting, and other general and administrative costs.
Liquidity and Capital Resources
From May 20, 2014 (inception) through  October 31, 2014 , we have relied almost exclusively on funds loaned to us by Kratos Healthcare Inc ("Kratos"). a company controlled by our three Officers and Directors, in the current amount of $ 60,750 , to fund our initial working capital requirements.  Kratos has agreed to loan us additional amounts of up to a total of $75,000 (inclusive of cash advances to date). See "Certain Relationships and Related Party Transactions" for the terms of these loans.
We plan to use the net proceeds of this offering to expand our company, primarily in our marketing efforts and for general working capital purposes.  We will need to raise additional capital to carry out our business plan.  There can be no assurance that we will be able to raise additional capital or if we are able to raise additional capital that the terms will be acceptable to us.
We had cash on hand of $ 11,515 at  October 31, 2014 .  Our primary needs for cash are to grow and expand our business. At  October 31 , we have realized minimal proceeds from our two consulting contracts entered into on June 1, 2014, each calling for a cash retainer of $600, with minimum monthly services of $600, and a maximum monthly fee of $5,000.
For the next 12 months, we require a minimum of $20,000 for professional fees related to being a reporting company. If we raise the minimum of $40,000 from our offering, we expect to apply the working capital allocated of $25,000 towards the costs of our reporting needs first and then to our marketing efforts.

During the three months ended October 31, 2014 and the  period from May 20, 2014 (inception) through July 31, 2014, we had a net increase in cash of $9,529 and $1,986 , respectively .  Our sources and uses of funds were as follows:
Cash Flows from Operating Activities
We used net cash of $20,120 in our operating activities during the three months ended October 31, 2014, consisting of a loss of $26,242, increased by the net proceeds of cash totaling $6,122, due to changes in our operating assets and liabilities.

We used net cash of $16,514 in our operating activities during the period from May 20, 2014 (inception) through July 31, 2014, consisting of a loss of $14,991, increased by the net use of cash totaling $1,531, due to changes in our operating assets and liabilities.
Cash Flows from Financing Activities
We provided net cash of $29,649 and $18,500 in financing activities during the three months ended October 31, 2014 and the period from May 20, 2014 (inception) through July 31, 2014, respectively , consisting primarily of cash advances from a corporation controlled by officers of the Company.
As of  October 31, 2014 and July 31, 2014, we had a net working capital deficit of $39,684 and $13,591 , respectively .
Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, we have generated minimal revenue and accumulated operating losses.  In addition, we do not have sufficient working capital to meet current operating needs for the next 12 months.  All of these factors raise substantial doubt about our ability to continue as a going concern.

Seasonality
Although our operating history is limited, we do not have a seasonal business cycle.
Off Balance Sheet Arrangements
We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.
Cash Requirements
We will require additional cash as we expand our business.  Our plans to enter into other locations in Oklahoma will require us to add employees, hire sub-contractors and incur travel and lodging expenses.  Initially, to carry out these plans we will need to raise additional capital.  There can be no assurance that we will be able to raise additional capital or if we are able to raise additional capital that the terms we be acceptable to us.
These conditions indicate a material uncertainty that casts significant doubt about our ability to continue as a going concern.   We require additional debt or equity financing to have the necessary funding to continue operations and meet our obligations.  We have continued to adopt the going concern basis of accounting in preparing our financial statements.

We estimate that we will require approximately $30,000, or approximately $2,500 per month, to continue as a going concern over the next 12 months.  The financial statements included in this prospectus do not include any adjustments that might result from the uncertainty about our ability to continue in business. If we continue to sustain losses and lack sufficient capital, we may have to curtail operations and you could lose your investment.

Impact of Recently Issued Accounting Standards

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity.   Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.  The Company has adopted this standard.

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers.   The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition.  Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities.  The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the financial statements.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.  A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award's grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved.  The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted.  Management has reviewed the ASU and believes that they currently account for these awards in a manner consistent with the new guidance, therefore there is no anticipation of any effect to the financial statements.

In August2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern.    Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events.  The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.  The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met conditions which would subject these financial statements for additional disclosure.
Management has considered all recent accounting pronouncements issued. The Company's management believes that these recent pronouncements will not have a material effect on the Company's consolidated financial statements.

Emerging Growth Company

We are an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements.  We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.
As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to:
•	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act (we will also not be subject to the auditor attestation requirements of Section 404(b) as long as we are a "smaller reporting company," which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);
•	reduced disclosure obligations regarding executive compensation in our period reports and proxy statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.
For certain risks related to our status as an emerging growth company, see "Risk Factors— We are an "emerging growth company" under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors

BUSINESS
Business Overview
Panamera Healthcare Corporation offers management and consulting services to healthcare organizations that are increasingly facing various stresses including financial, organizational, and information technology challenges. The reasons for these stresses are multifactorial and include both long-standing trends in healthcare but also include recent challenges brought about by the Affordable Care Act, the mandated implementation of  ICD-10-CM/PCS (International Classification of Diseases, 10th Edition, Clinical Codification/Procedure Coding System, "ICD-10"), and economic factors related to varying and uncertain reimbursement rates.
We believe that there exist in the healthcare industry perceptions of rapid change that result in uncertainty and indecision among the many stakeholders in the industry. We are unaware of any studies that objectively quantify these perceptions, and if such studies do emerge, we believe that they are likely to be retrospective and will be of little benefit to inform current decision makers. Our management works closely with leaders in the healthcare industry on Oklahoma and is aware anecdotally of the degree of anxiety over decisions required of these leaders.  The degree to which individuals have informally sought out the advice of our officers leads us to believe that there exists a demand for our services.  We also believe that resolution of necessary changes in the delivery of healthcare in the United States will require many years, resulting in our services being in demand for the forseeable future..
Our initial contracts are with consulting firms that offer services similar to ours but lack expertise in certain areas. At this point in our development we do not consider collaboration with potential competitors as a threat to our business, and may result in long-term benefits to us, such as the possibility selectively acquiring some of them.
We are offering our shares and seeking to become a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities.  Additionally, we believe that being a reporting issuer increases our credibility, and that we may be able to attract and retain more highly qualified personnel.

With the net proceeds of this offering, we intend to expand the reach of our services.  We will increase our marketing budget to create more market awareness of our company through professional social networking and developing an on-line presence through our website: http://www.panamerahealth.com/.

We are a newly-formed company with limited revenue and operations, and minimal assets.  To date, we have not earned significant revenue, or generated significant cash flow from operations, from our core business.  An investment in our shares of common stock in this offering involves a high degree of risk.
Our Services
We offer our clients in the healthcare industry a wide array of services including but not limited to:
•	new practice start-up services and group practice reorganizations;
•	physician group advisory services, performance improvement, compensation, electronic medical records and clinical practice integration;
•	hospital and surgical center interim management, turnaround strategies, workforce management, regulatory compliance and accreditation preparation, and start-up, transition, and closure support;
•	transition to value-based care, value-based payment modeling, and measurable outcomes;
•	strategic and business planning as organizations cope with a transition to accountable care;
•	feasibility studies, fairness opinions and valuations;
•	ICD-10 implementation and training.

Our Market
We believe the market for healthcare management services for providers, small hospitals, and surgical centers not affiliated with larger organizations, which lack the time or proficiency to manage their facilities in a profitable manner, is underserved.  We believe this to be especially true for Oklahoma County, Oklahoma and the surrounding counties in Oklahoma due to the rural geography of the region and the many medical providers struggling to rapidly comply with new mandates, such as the implementation of ICD-10. The mandated implementation of ICD-10 has been postponed for the second time until October of 2015 and the complexities of implementation are becoming widely recognized. We believe that this recognition creates a favorable environment for offering our services.
Our focus has initially been on a small regional footprint in Oklahoma.  However, we believe our services are needed in many locations statewide and nationally.  We do not intend to compete with large national healthcare management companies, whose primary focus is on large commercial firms, generally located in urban areas.
Our Customers
We currently have management services agreements with two customers, which initially account for recurring monthly revenue of approximately $600 and $600, respectively.  Each agreement is for consulting services rendered as an independent contractor at an agreed hourly compensation rate of $200 per hour, with minimum and maximum monthly fees of $600 and $5,000 respectively.  Each agreement has an automatic renewal for successive one-year terms, unless terminated in writing by either party upon 30 day notice. The contracts envision a cooperative relationship among the parties:
•	Consultant (Panamera) shall be available to the Board of Directors, officers, and heads of the administrative staff of the client at "reasonable times" with the definition of reasonable left to the discretion of the parties.
•	Consultant shall not represent the client or its officers in any transaction with third parties.
•	Standard non-disclosure and confidentiality conditions apply.
•	Client holds Consultant harmless for acts or omissions other than willful misconduct or gross negligence adjudicated by a court of competent jurisdiction..
•	Compensation, as stated above shall not exceed $5,000 per month. If services in any month approach the $5,000 limit, Consultant and client will adjourn training activities until the following month. If such limits are consistently approached, client and Consultant may renegotiate the terms of the present contract.

Competition
The healthcare management business is competitive and among qualified participants has low barriers to entry.  We compete locally, and will eventually compete on a statewide basis, with a variety of primarily local companies that offer similar services as ours.  Based on our review of advertisements and Internet web sites, we believe the majority of these companies are entrenched in the conventional healthcare system and are themselves struggling to adapt to the new requirements of healthcare as defined by the emerging standards of accountable care. Others appear to be knowledgeable about the ICD-10 standards, coding, and their possible impact on reimbursement rates. We hope to form strategic alliances with companies that have demonstrable expertise in specialized areas.  Some of these companies have had many more years of business experience, have proprietary processes, or have greater financial and personnel resources, including marketing and sales organizations, and may be able to provide their services at lower rates.  We do not believe any one company holds a dominant share of the local or statewide market on which we are focused.
Government Regulation
While healthcare is subject to many regulations, including licensure of healthcare providers, our business activities currently are not subject to any regulation by government agencies other than that routinely imposed on corporate businesses.  We do not anticipate any regulations specific to our business activities in the future.
Intellectual Property
We do not hold any patents, trademarks or other registered intellectual property on services or processes relating to our business.  We do not consider the grant of patents, trademarks or other registered intellectual property essential to the success of our business.

Insurance
We intend to maintain insurance with respect to our operations in such form, in such amounts and with such insures as is customary in the business which we are engaged.  We believe the amount and form of our insurance coverage is sufficient.
Seasonality
We do not have a seasonal business cycle.
Environmental Matters
In our operations, we do not store, handle, emit, transport or discharge hazardous or infectious waste products.
Employees
As of  December 31, 2014 , we have no employees.  Our officers and directors are donating their time to the development of the Company and are able to fulfil part-time the requirements of our two present contracts.  We have no employees, and do not foresee hiring employees in the near future.  We will be engaging independent contractors as needed who, under our direction, will fulfill the requirements of engagements that exceed our officers' time constraints.
Property
The Company does not own or lease property or lease office space. The office space used by the Company is provided by our President at no cost to us.

Legal Proceedings
There are no pending or threatened lawsuits against us.

MANAGEMENT
Officers and Board of Directors
The names and ages of our directors and officers, and their positions, are as follows:
Name	Age	Positions
Curtis Summers	40	Chairman of the Board, President and Chief Executive Officer
Douglas G. Baker	60	Chief Financial Officer, Secretary, Treasurer and Director
Ernest Diaz	49	Executive Vice-President, Director,

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:
Curtis Summers, Chairman of the Board, President and Chief Executive Officer, co-founded our company in May 2014.  Mr. Summers also serves as the Chief Executive Officer of Summit Medical Center in Edmond, Oklahoma, formed after the sale and reorganization Foundation Surgical Hospital of Oklahoma where Mr. Summers was the Chief Executive Officer since January of 2007.  He received his Bachelor of Science with an emphasis on Business Administration (Marketing & Management from Newman University in Wichita Kansas in 1996, and his Master of Business Administration (MBA) from Oklahoma Christian University, Edmond, Oklahoma in 1996.
Mr. Summer's abilities derive from following industries laid this background:

•	Construction Company- Responsible for accounts payable accounts receivable, general ledger, inventory, invoicing and bank reconciliations.
•	Bank - credit card collections, public relations, customer service.
•	Marketing Company – planning research, writing, drafting proposals.
Mr Summers medical industry experience began at an Oklahoma City medical center managed by HCA Internationaal, where was a program Development Coordinator. He was vice-president of marketing for a surgical hospital, the Chief Operating officer of a bariatric hospital, and the Chief Executive Officer of Foundation Surgical Hospital of Oklahoma, as noted above. He is presently serving as CEO of Summit Medical Center. We believe that Mr. Summer's broad experience and specifically as a CEO of a medical center qualifies him to perform the services that Panamera offers.
 Mr. Summer's professional affiliations include:
•	Member, American College of Healthcare Executives.
•	Member, American Marketing Association.
•	Member, Public Relations Society of America.
•	Public Relations and Marketing Society – Oklahoma Chapter
•	Member, American Society for Metabolic & Bariatric Surgery

We believe Mr. Summers extensive experience in the medical field makes him a suited to be on our Board of Directors.

Douglas G. Baker, Chief Financial Officer, Secretary, Treasurer and a Director, co-founded our company in May 2014.  He also serves as the Chief Financial Officer of Summit Medical Center in Edmond, OK from September 2009 to the present.  He received his Bachelor of Science degree in Accounting in 1976 from the University of Central Oklahoma in Edmond, Oklahoma. Mr. Baker demonstrates extensive knowledge of financial, accounting and operational issues highly relevant to our business.  He also brings deep transactional expertise, including equity offerings, bank financings and acquisitions, making him well-qualified as a member of the Board. We believe Mr. Baker's extensive experience in the medical field makes him suited to be on our Board of Directors.
Ernest Diaz ,   Executive Vice-President and Director, co-founded our company in May 2014.  Mr. Diaz also serves as the President and Chief Executive Officer of Apnea Specialists, Inc. of Oklahoma City, OK from September 2009 to the present. Prior to his tenure at Apnea Specialists, he was the Vice President of Sleep Operations at ROK Medical Inc. He is a 1987 graduate of Loma Linda University in Loma Linda California with a Bachelor of Science degree in chemistry and an Associate of Science Degree in respiratory therapy. We believe that Mr. Diaz's extensive experience in the medical field make him suited to be on our Board of Directors.
The Board of Directors appoints our executive officers annually.  A majority vote of the directors who are in office is required to fill director vacancies.  Each director is elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal.  Messrs. Summers, Diaz and Baker may be deemed "promoters" of our company and underwriters in this offering.

Board Committees
Our Board of Directors expects to create an audit committee, compensation committee, and nominations and governance committee during 2015, in compliance with established corporate governance requirements.  Currently, we have no "independent" directors, as that term is defined under NASDAQ listing rules, because our directors also serve as executive officers.
Audit Committee.  We plan to establish an audit committee of the Board of Directors.  The audit committee would be primarily responsible for reviewing the services performed by our independent registered public accounting firm and evaluating our accounting policies and our system of internal controls.
Compensation Committee.  We plan to establish a compensation committee of the Board of Directors.  The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers.  The compensation committee would also administer any future incentive compensation plans, and recommend and approve grants of stock options, restricted stock and other awards under any such plan.
Nominations and Governance Committee.  We plan to establish a nominations and governance committee of the Board of Directors.  The purpose of the nominations and governance committee would be to select, or recommend for our entire board's selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board.  The nominations and governance committee's duties would also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.
To date, our full Board, rather than any of the committees, has performed all of these functions.  We are not required to maintain board committees at this time because our shares are not listed on a national securities exchange.
Indebtedness of Directors and Executive Officers
None of our directors or officers or their respective associates or affiliates is indebted to us.
Family Relationships
Our directors and officers do not have any family relationship between each other.
Legal Proceedings
No officer, director or persons nominated for such positions, promoter or significant employee has been involved in the last five years in any of the following:
•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within three years prior to that time,
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),
•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently to temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, and
•	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
Employment Agreements
We do not currently have an employment agreement with Curtis Summers, our Chairman, President and Chief Executive Officer, with Douglas G. Baker, our, Chief Financial Officer, Secretary and Treasurer, or with Mr. Diaz, our Executive Vice-president and Director, and do not intend to do so until such time as we deem it prudent.  None of our officers and directors currently receives a salary for his services, and we do not yet recognize compensation expense in our financial statements.
Section 16(a) Beneficial Ownership Reporting Compliance
We do not have securities registered under Section 12 of the Exchange Act and, accordingly, our directors, officers and affiliates are not required to file reports under Section 16(a) of the Exchange Act.

Code of Business Conduct and Ethics
In May 2014, we adopted a Code of Business Conduct and Ethics which is applicable to our future employees and which also includes a Code of Ethics for our Chief Executive Officer and Chief Financial Officer and persons performing similar functions.  A code of ethics is a written standard designed to deter wrongdoing and to promote:
•	honest and ethical conduct,
•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
•	compliance with applicable laws, rules and regulations,
•	the prompt reporting of violations of the code, and
•	accountability for adherence to the code.
A copy of our Code of Business Conduct and Ethics is included as an exhibit to the registration statement of which this prospectus forms a part.
EXECUTIVE COMPENSATION
We began our business in May, 2014 .  No salaries have been paid by us at any time through  October 31, 2014, although we have accrued $12,750 in management fees to our Chief Financial Officer through that date . We have not entered into any employment agreements with our officers.
The following table sets forth, since inception, all cash compensation paid, distributed or accrued, including salary and bonus amounts, for services rendered to us by our Chief Executive Officer and other executive officers in such period who received or are entitled to receive remuneration in excess of $100,000 during the stated period and any individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer at July 31, 2014:

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Totals $
Curtis Summers	2014	0	0	0	0	0	0	0	0
President, Chief Executive Officer, Director

Douglas G. Baker,	2014	0	0	0	0	0	0	0	0
Chief Financial Officer, Secretary /Treasurer. Director
Ernest Diaz,	2014	0	0	0	0	0	0	0	0
Executive Vice-President, Director

None of our executive officers or directors has received any cash or other compensation for services rendered , although we have accrued $12,750 in management fees to our Chief Financial Officer through October 31, 2014. Our executive officers have agreed to work without salary until we have a sufficient level of cash flow from operating activities to meet reasonable base salary requirements.

Outstanding Equity Awards at Fiscal Year-End
As of July 31, 2014, there were no equity awards outstanding to any of our current or previous executive officers.
Outstanding Equity Awards as of the Date of this Prospectus
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Curtis Summers	0	0	0	0	0	0	0	0	0

Douglas G. Baker	0	0	0	0	0	0	0	0	0

Ernest Diaz	0	0	0	0	0	0	0	0	0

We presently do not have any pension, health, annuity, insurance, stock option, profit sharing or other similar benefit plans for officers, employees or directors.  However, we intend to adopt plans in the future.
Director Compensation
Curtis Summers, Douglas G. Baker, and Ernest Diaz do not currently receive any compensation for serving on our Board of Directors.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the number of shares of our common stock beneficially owned on  December 31, 2014 , by:
•	each person who is known by us to beneficially own 5% or more of our common stock,
•	each of our directors and officers, and
•	all of our directors and officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees.  Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares Beneficially Owned
Officers and Directors:

Curtis Summers	6,440,000	41.6%

Ernest Diaz	6,440,000	41.6%

Douglas G. Baker	1,120,000	7.2%

All officers and directors as a group (3 persons)	14,000,000	90.4%
________________
(1)	The address of each person is c/o Panamera Healthcare Corporation, 4180 Orchard Hill Drive. Edmond, OK 73003.
(2)	Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after December 31, 2014 , by the exercise or conversion of any warrant, stock option or convertible preferred stock. Unless otherwise noted, shares are owned of record and beneficially by the named person.
We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Kratos Healthcare Inc. , a company controlled by our Officers and Directors, provides us cash advances as needed to fund our initial working capital requirements.  At founding (May 20, 2014), Kratos informally agreed to make loans to us in amounts up to a total of $75,000 ("standby credit") in order to fund our working capital requirements, as and when such funding is necessary and required.  On July 15, 2014, the Company agreed to pay to Kratos interest of 5% per annum from July 1, 2014, on the unpaid balance of such advances. Principal and interest  were due on December 15, 2014. On December 31, 2014, the Company and Kratos agreed to extend the due date of all loans made under the standby credit to December 31, 2015.  The notes bear interest at the rate of 5% per annum for the duration of the loans, which may be further extended by mutual consent ot the parties.
We currently derive all of our revenue from consulting services agreements with two firms.  Our Secretary, Treasurer, and Director, Douglas G. Baker, has ownership interests in both firms.
As of October 31, 2014, we have accrued $12,750 in management fees to our Chief Financial Officer.
The office space used by the Company is provided by one of our founders, Curtis Summers, at no cost to us.
We believe these arrangements are advantageous to us and are on terms no less favorable to us than could have been obtained from unaffiliated third parties.
Our Board of Directors has determined that none of the members of our Board of Directors qualifies as an "independent" director under Nasdaq's definition of independence.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING
We are offering up to a total of 2,500,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum and 2,500,000 shares maximum.  The offering price is $0.04 per share.  Funds will be deposited at Bank SNB in an account established by us, until we have sold at least 1,000,000 shares of common stock.  The funds will be held in the separate account until we receive a minimum of $40,000, at which time those funds will be released by the bank to us for our use as set forth in the "Use of Proceeds" section of this prospectus.
There is currently no active public trading market for our shares of common stock, and we cannot give any assurance to you that the shares offered by this prospectus can be resold for at least the offered price if and when an active secondary market might develop, or that a public market for our shares will be sustained even if one is ultimately developed.
In the event that 1,000,000 shares are not sold within 270 days after the date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days.  If we decide to extend the offering for this additional period, we will file a post-effective amendment of our registration statement informing you of this extension.  .  In the event that the minimum offering of 1,000,000 shares is not sold within 270 days after the date of this prospectus or within the additional 90 days if extended, all monies received by us will be refunded to you within the next five (5) business day after the offering's termination, without charge, deduction or interest.  If at least 1,000,000 shares are sold within 270 days after the date of this prospectus or within the additional 90 days if extended, all monies received by us will be released to us and there will be no refund.  There are no minimum purchase requirements for each individual investor.
Our shares of common stock will be sold on our behalf by our officers and directors.  Potential investors include, but are not limited to friends, family members and business acquaintances of our officers and directors.  The intended methods of communication include, without limitation, telephone calls and personal contacts.  In their efforts, our officers and directors will not use any mass advertising methods such as the Internet or print media.  Our officers and directors (including any of their affiliates) will not receive any commissions or proceeds from the offering for selling the shares on our behalf.  We have not engaged the services of any broker-dealer to assist us in selling the shares.
There are no finders' fees involved in our distribution.  Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering.  You will not have the right to withdraw your funds during the offering.  You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering.  The following are material terms that would allow you to be entitled to a refund of your money:
•	extension of the offering for an additional 90-day period beyond a total of 270 days after the date of this prospectus,
•	change in the offering price,
•	change in the minimum sales requirement,
•	change to allow sales to affiliates in order to meet the minimum sales requirement,
•	change in the amount of proceeds necessary to release the proceeds held in the escrow account, and
•	change in the application of the proceeds.
If the changes above occur, any new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through our officers and directors.  They will receive no commissions from the sale of any shares.  None of them will register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which our officers and directors may participate in this offering and not be deemed to be a broker-dealer.  The conditions for them are that:
•	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Securities Exchange Act, at the time of his or her participation,
•	The person is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities,
•	The person is not, at the time of his or her participation, an associated person of a broker-dealer, and
•	The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act, in that he or she (a) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, (b) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and (c) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii).
Curtis Summers, our Chairman, President and Chief Executive Officer, Douglas G. Baker, our Chief Financial Officer, Secretary, Treasurer and a director, and Ernest Diaz, our Executive Vice-President and Director  meet each of the conditions listed above to conduct this offering.
This is a self-underwritten offering.  This prospectus forms a part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.
Our officers and directors (including their respective affiliates) will not purchase shares in this offering to reach the minimum offering amount.
Offering Period, Extension and Expiration Date
This offering will start on the date of this prospectus (that is, when our registration statement is declared effective by the SEC) and continue for a period of 270 days after the date of this prospectus.  Unless the offering is completed or otherwise terminated by us, we may extend the offering period for an additional 90 days.  If we decide to extend the offering for this additional 90-day period, we will file a post-effective amendment of our registration statement informing you of this extension.  Investors will not be entitled to a refund of their investment until the conclusion of such 90-day period, at which time investors will be entitled to a refund if we have not achieved the minimum offering.  We reserve the right to terminate this offering at any time.  We have not determined under what circumstances we would terminate the offering prior to the expiration of the offering period; however, we reserve the right to do so.  Such termination will be solely at our discretion.  Should we do so and have not reached the minimum amount, your funds will be returned to you the next business day after the offering's termination, without charge, deduction or interest.  If we terminate the offering prior to the end to the offering period, but have reached at least the minimum offering amount, we will retain the proceeds.  We will file a post-effective amendment to advise you if we decide to terminate this offering prior to the end of the offering period.
We will not market these securities or accept any money until this registration statement is declared effective by the SEC.

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares.  However, they may sell some or all of their common stock in one or more transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions; or
3.	in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.04.  The price of $0.04 per share is a fixed price for the duration of the offering. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from the effective date of this prospectus.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  Panamera will apply to have its shares of common stock quoted on the OTC Bulletin Board immediately after the date of this Prospectus.  We anticipate once the shares are quoted on the OTC Bulletin Board, the selling shareholders will sell their shares directly into any market created.  Selling shareholders will offer their shares at a fixed price of $0.04 per share for the duration of this Offering.  Selling shareholders may also sell in private transactions.  We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold, and may vary, depending on the broker-dealer's fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by the shareholder.  The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them will be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them will be deemed to be underwriting commissions under the Securities Act.  In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because selling shareholders may be deemed to be underwriters within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.  In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this Prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company's common shares are quoted for trading on the OTC Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock".  For the purposes relevant to Panamera, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.  The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling shareholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this Prospectus.

We are bearing all costs relating to the registration of the common stock.  While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Procedures for Subscribing
We will not accept any money until this registration statement is declared effective by the SEC.  Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:
•	execute and deliver a subscription agreement, a copy of which is included with the prospectus (and as an exhibit to the registration statement of which this prospectus forms a part), and
•	deliver a check or certified funds to the Company for acceptance or rejection. All checks for subscriptions are to be made payable to "PANAMERA HEALTHCARE CORPORATION." and mailed to Panamera Healthcare Corporation, 4180 Orchard Hill Drive, Edmond, OK 73003.
•	Subscribers will receive stock certificates in physical form promptly following the closing in which the minimum offering amount is achieved or following subsequent closings.

Right to Reject Subscriptions
We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without charge, deduction or interest.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.
Section 15(g) of the Exchange Act - Penny Stock Disclosure
Our shares are "penny stock" covered by Section 15(g) of the Securities Exchange Act of 1934 and Rules 15g-1 through 15g-6 promulgated under the Securities Exchange Act.  They impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000, excluding their primary residences, or annual income exceeding $200,000 or $300,000 jointly with their spouses).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale.  Consequently, the rules may affect the ability of broker-dealers to sell our securities and also may affect your ability to resell your shares.
Section 15(g) also imposes additional sales practice requirements on broker-dealers who sell penny stock.  These rules require a one-page summary of certain essential items.  The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealers "spread" and broker-dealer compensation; the broker-dealer compensation, the broker-dealer's duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers' rights and remedies in cases of fraud in penny stock transactions; and the Financial Industry Regulatory Authority's toll-free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker-dealers and their associated persons. While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker-dealers, they do not apply to us.
Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.
Rule 15g-2 declares unlawful broker-dealer transactions in penny stock unless the broker-dealer has first provided to the customer a standardized disclosure document.
Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.
Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.
Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation.
Rule 15g-6 requires broker-dealers selling penny stock to provide their customers with monthly account statements.
The foregoing rules apply to broker-dealers.  They do not apply to us in any manner whatsoever.  The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stock as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M
We are subject to Regulation M of the Securities Exchange Act of 1934.  Regulation M governs activities of underwriters, issuers, selling security holders and others in connection with offerings of securities.  Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.
OTCBB Considerations
There is currently no active public trading market for our shares of common stock, and we cannot give any assurance to you that the shares offered by this prospectus can be resold for at least the public offering price if and when an active secondary market might develop, or that a public market for our shares will be sustained even if one is ultimately developed.
The OTCBB is separate and distinct from the Nasdaq stock market.  Nasdaq has no business relationship with issuers of securities quoted on the OTC Markets.  The SEC's order handling rules, which apply to Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.
We will attempt to have our shares quoted on the OTCBB following this offering.  OTCBB is a market for companies that are current in their reporting with the SEC.  Investors can find market information for OTCBB companies on http://otcbb.com/

Although the Nasdaq stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards.  Rather, it is the market maker who chooses to quote a security on the system and is obligated to comply with keeping information about the issuer in its files.  The only requirement for inclusion on the OTCBB is that the issuer be current in its periodic reporting requirements with the SEC.
Investors may have greater difficulty in getting orders filled on the OTCBB than on Nasdaq.  Investors' orders may be filled at a price much different than expected when an order is placed.  Trading activity in general is not conducted as efficiently and effectively as with Nasdaq-listed securities.
Investors must contact a broker-dealer to trade OTCBB securities.  Investors do not have direct access to the OTCBB service.  For OTCBB securities, there has to be only one market maker.
Because OTCBB stocks are not usually followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 200,000,000 shares, of which 150,000,000 shares are designated as common stock and 50,000,000 shares are designated as preferred stock.  As of  December 31, 2014 , there were issued and outstanding 15,490,000 shares of common stock and no shares of preferred stock.
The following summary of the material provisions of our common stock, preferred stock, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws included as exhibits to the registration statement of which this prospectus is a part.
Common Stock
Holders of our common stock are entitled to one vote per share.  Our certificate of incorporation does not provide for cumulative voting.  Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds.  However, the current policy of our Board of Directors is to retain earnings, if any, for the operation and expansion of the company.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock.  The holders of our common stock have no preemptive, subscription, redemption or conversion rights.  All issued and outstanding shares of common stock are fully-paid and non-assessable.
Preferred Stock
Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors (commonly known as "blank check" preferred stock).  The board may, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholder and may assist management in impeding an unfriendly takeover or attempted changes in control.
Transfer Agent
The transfer agent and registrar for our common stock is Action Stock Transfer Corp., Salt Lake City, Utah.
Anti-Takeover Law, Limitations of Liability and Indemnification
Nevada Anti-Takeover Law.  Our articles of incorporation and bylaws exclude us from the restrictions imposed by Nevada Revised Statutes ("NRS"), 78.378 to 78.3793 inclusive.  Pursuant to Section 78.434 of the NRS, upon incorporation we elected not to be governed by Sections 78.411 to 78.444 inclusive and Sections 78.378 to 78.3793, inclusive of the NRS. These Sections prevent many Nevada corporations from engaging in a business combination with any interested stockholder, under specified circumstances.  For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons.  Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:
•	the transaction in which the stockholder became an interested stockholder is approved by the Board of Directors prior to the date the interested stockholder attained that status,
•	upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers, or
•	on or subsequent to that date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
Because we elected upon incorporation to be exempt from the provisions of these provisions, there are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Limited Liability and Indemnification.  Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law.  This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission.  Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.
Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:
•	conducted himself or herself in good faith,
•	reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests, and
•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
These persons may be indemnified against expenses, including attorneys fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding.  If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.
Disclosure of SEC Position on Indemnification for Securities Act Liabilities.  Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SHARES ELIGIBLE FOR FUTURE SALE
As of  December 31, 2014 , we had 15,490,000 shares of common stock outstanding.  All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act.
The outstanding shares of our common stock not included in this prospectus will be available for sale in the public market as follows:
Rule 144
In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least six months, including the holding period of prior owners other than affiliates, is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:
•	1% of the number of shares of our common stock then outstanding, which equaled 15,490,000 shares as of December 31, 2014 , or
•	the average weekly trading volume of our common stock on the OTCBB during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.
Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.  In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel.  We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.
As of  December 31, 2014 , no shares of our common stock are available for sale under Rule 144.
LEGAL MATTERS
Parsons/Burnett/Bjordahl/Hume, LLP, 10655 NE 4th Street, Suite 801, Bellevue, WA 98004 will pass upon the validity of the shares of common stock offered by this prospectus as our legal counsel.
EXPERTS
None of the below described experts or counsel has been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.
Our audited statements for the period from inception (May 20, 2014) through July 31, 2014 are included in this prospectus. Messineo & Co, CPAs LLC, 2471 N McMullen Booth Rd. Ste. 302, Clearwater, FL  33759-1362 has audited our July 31, 2014, statements. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•	Unaudited Interim Financil Statements for the period ended October 31, 2014
•	Audited Financial Statements for the period from Inception (May 20, 2014) to the period ended July 31, 2014

PANAMERA HEALTHCARE CORPORATION

October 31, 2014

PANAMERA HEALTHCARE CORPORATION
Interim Balance Sheet

	October 31,	July 31,
	2014	2014
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$11,515	$1,986
Accounts receivable, net of allowance for doubtful accounts of $0	9,000	6,500
Prepaid expenses	2,833	-
Total Current Assets	23,348	8,486

TOTAL ASSETS	$23,348	$8,486

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$287	$-
Accrued expenses	1,995	3,577
Due to related parties	60,750	18,500
Total Current Liabilities	63,032	22,077

TOTAL LIABILITIES	63,032	22,077

Stockholders' Deficit
Preferred stock: 50,000,000 authorized; $0.0001 par value
0 shares issued and outstanding	-	-
Common stock: 150,000,000 authorized; $0.0001 par value
15,490,000 shares issued and outstanding	1,549	1,549
Stock subscription receivable	-	(149)
Accumulated deficit	(41,233)	(14,991)
Total Stockholders' Deficit	(39,684)	(13,591)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$23,348	$8,486

The accompanying notes to the financial statements are an integral part of these statements.

PANAMERA HEALTHCARE CORPORATION
Interim Statement of Operations (Unaudited)

For the
Three Months Ended
October 31,
2014

Revenues	$12,000

Operating Expenses
Professional	23,667
General and administration	14,157
Total operating expenses	37,824

Net loss from operations	(37,824)

Other expense
Interest expense	(418)
Total other expense	(418)

Net loss before taxes	(26,242)

Income tax benefit	-

Net loss	$(26,242)

Basic and dilutive loss per share	$(0.00)

Weighted average number of shares outstanding	15,490,000

The accompanying notes to the financial statements are an integral part of these statements.

PANAMERA HEALTHCARE CORPORATION
Interim Statement of Stockholders' Deficit
For the Three Months Ended October 31, 2014 (Unaudited)

					Additional
	Preferred Stock		Common Stock		Paid in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total

Balance, July 31, 2014	-	$-	15,490,000	$1,549	$-	$(149)	$(14,991)	$(13,591)

Common stock subscription received	-	-	-	-	-	149	-	149
Net loss (unaudited)	-	-	-	-	-	-	(26,242)	(26,242)

Balance, October 31, 2014 (unaudited)	-	$-	15,490,000	$1,549	$-	$-	$(41,233)	$(39,684)

The accompanying notes to the financial statements are an integral part of these statements.

PANAMERA HEALTHCARE CORPORATION
Interim Statement of Cash Flows (Unaudited)

For the
Three Months Ended
October 31,
2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,242)

Changes in operating assets and liabilities:
(Increase) decrease in operating assets:
Accounts receivable	(2,500)
Prepaid expenses	(2,833)
Increase (decrease) in operating liabilities:
Accounts payable	287
Accrued expenses	(1,582)
Related party payable	12,750
Total adjustments	6,122
Net Cash Used in Operating Activities	(20,120)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash (Used in) Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Related party loans, net	29,500
Proceeds from issuance of stock	149
Net Cash Provided By Financing Activities	29,649

Net increase in cash and cash equivalents	9,529
Cash and cash equivalents, beginning of period	1,986
Cash and cash equivalents, end of period	$11,515

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes to the financial statements are an integral part of these statements.

PANAMERA HEALTHCARE CORPORATION
Notes to the Interim Financial Statements
October 31, 2014
(Unaudited)

NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

Panamera Healthcare Corporation (the "Company") is a Nevada corporation incorporated on May 20, 2014.  It is based in Oklahoma City, OK, USA.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is July 31.

The Company intends to offer management and consulting services to healthcare organizations that are increasingly facing various stresses including financial, organizational, and information technology challenges. To date, the Company's activities have been limited to its formation and the raising of equity capital.

NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Regulation S-X.  Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading.  The results of operations for such interim periods are not necessarily indicative of operations for a full year.

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.
Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $11,515 and $1,986 in cash and cash equivalents as of October 31, 2014 and July 31, 2014, respectively.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic earnings per share, for the three months ended October 31, 2014:

Three Months Ended October 31,
2014
Net loss	$(26,242)

Weighted average common shares issued and
outstanding (Basic and Diluted)	15,490,000

Net loss per share, Basic and Diluted	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures," which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

We issued 14,000,000 common shares at $0.0001 per share, to founders, for the period ended July 31, 2014.

Accounts Receivable

Accounts receivable consist of charges for service provided to customers. An allowance for doubtful accounts is considered to be established for any amounts that may not be recoverable, which is based on an analysis of the Company's customer credit worthiness, and current economic trends.  Based on management's review of accounts receivable, no allowance for doubtful accounts was recorded as at October 31, 2014 and July 31, 2014.   Receivables are determined to be past due, based on payment terms of original invoices.  The Company does not typically charge interest on past due receivables.

Research and Development

The Company does not engage in research and development as defined in ASC Topic 730, "Accounting for Research and Development Costs."

Advertising Costs

The Company follows ASC 720, "Advertising Costs," and expenses costs as incurred.  No advertising costs were incurred for the period ending October 31, 2014.

Related Parties

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions. See note 6.

Commitments and Contingencies

The Company follows ASC 450-20, "Loss Contingencies," to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of October 31, 2014.

Revenue Recognition

The Company recognizes revenue from the services in accordance with ASC 605,"Revenue Recognition." The Company recognizes revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity.   Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.  The Company has adopted this standard.

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers.   The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition.  Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities.  The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the financial statements.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation - Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.  A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation - Stock Compensation. As a result, the target is not reflected in the estimation of the award's grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved.  The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted.  Management has reviewed the ASU and believes that they currently account for these awards in a manner consistent with the new guidance, therefore there is no anticipation of any effect to the financial statements.

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern.  Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements - Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events.  The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.  The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met conditions which would subject these financial statements for additional disclosure.

Management has considered all recent accounting pronouncements issued. The Company's management believes that these recent pronouncements will not have a material effect on the Company's consolidated financial statements.

NOTE 3 -GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of October 31, 2014, the Company has a loss from operations of $26,242 an accumulated deficit of $41,233 and has earned minimal revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending July 31, 2015.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 -   EQUITY

Preferred Stock

The Company has authorized 50,000,000 preferred shares with a par value of $0.0001 per share.  The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.  No shares of preferred stock have been issued.

Common Stock

The Company has authorized 150,000,000 common shares with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Since inception (May 20, 2014) to October 31, 2014, the Company has issued a total of 15,490,000 common shares for compensation and services of $1,549, as follows:

•	On May 21, 2014, the Company issued to its founders 14,000,000 shares of common stock at $0.0001 per share for compensation valued at $1,400.

•	During June 2014, the Company issued to consultants 1,490,000 shares of common stock at $0.0001 per share for cash in the amount of $149.

NOTE 5 -PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:
	October 31, 2014	July 31, 2014
Income tax expense at statutory rate	$(8,922)	$(5,097)
Valuation allowance	8,922	5,097
Income tax expense per books	$-	$-

Net deferred tax assets consist of the following components as of:

	October 31, 2014	July 31, 2014
NOL Carryover	$14,019	$5,097
Valuation allowance	(14,019)	(5,097)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of approximately $41,233 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

NOTE 6 - RELATED PARTY TRANSACTIONS

Equity

On May 21, 2014, the Company issued 14,000,000 shares of its common stock to officers at $0.0001 per share for compensation totaling $1,400.

Accounts Payable

During the period, an officer and director of the company invoiced the Company $12,750 for labor costs, in the performance of servicing contracts with customers and additional corporate administrative work.  As at October 31, 2014, the Company was obligated to this individual for amounts payable of $12,750 and plans to pay the amount as cash flows become available.

Note Payable

On July 15, 2014, a corporation controlled by an officer and director committed $75,000 Promissory Note in the form of a line of credit.  Any unpaid balance is due December 15, 2014 at an annual interest rate of 5% and may be prepaid without penalty.  During the period, advances under the line of credit to the Company were in the amount of $29,500 for working capital requirements. As of October 31, 2014, the Company was obligated to the Company, for this interest bearing demand loan with a balance of $48,495, which includes $495 of accrued interest. The Company plans to pay the loan and interest back as cash flows become available.  The remaining balance available under the line of credit is $26,505, as of October 31, 2014.

Revenue

During the period ended October 31, 2014, related corporations were responsible for 100% of our revenue and accounts receivable. As of October 31, 2014 and July 31, 2014 accounts receivable from related parties was $12,000 and $9,000, respectively.

Other

The controlling shareholders have pledged their support to fund continuing operations during the development stage; however there is no written commitment to this effect.  The Company is dependent upon the continued support.

The officers and directors of the Company may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The Company does not have employment contracts with its key employees, the controlling shareholders, who are officers and directors of the Company.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company has no commitments or contingencies as of October 31, 2014.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company's financial position or results of operations.

NOTE 8 -SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued.  Based on our evaluation no events have occurred that require disclosure.

PANAMERA HEALTHCARE CORPORATION

July 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Messineo & Co, CPAs, LLC 2471 N McMullen Booth Rd Ste. 302 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
PANAMERA HEALTHCARE CORPORATION
Oklahoma City, OK

We have audited the accompanying balance sheet of PANAMERA HEALTHCARE CORPORATION (a development stage entity) as of July 31, 2014 and the related statement of operations, statement of stockholder's equity and cash flows for the period from May 20, 2014 (date of inception) through July 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PANAMERA HEALTHCARE CORPORATION (a development stage entity) as of July 31, 2014 and the results of its operations and its cash flows for the period from May 20, 2014 (date of inception) through July 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred a loss, has not generated revenue, has not emerged from the development stage, and may be unable to raise further equity. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Messineo & Co., CPAs, LLC
Clearwater, Florida
September 4, 2014

PANAMERA HEALTHCARE CORPORATION
(A Development Stage Company)
Balance Sheet

July 31,
2014

ASSETS
Current Assets
Cash and cash equivalents	$1,986
Accounts receivable, net of allowance for doubtful
accounts of $0	6,500
Total Current Assets	8,486

TOTAL ASSETS	$8,486

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accrued expenses	$3,577
Due to related parties	18,500
Total Current Liabilities	22,077

TOTAL LIABILITIES	22,077

Stockholders' Deficit
Preferred stock: 50,000,000 authorized; $0.0001 par value
0 shares issued and outstanding	-
Common stock: 150,000,000 authorized; $0.0001 par value
15,490,000 shares issued and outstanding	1,549
Stock subscription receivable	(149)
Accumulated deficit during development stage	(14,991)
Total Stockholders' Deficit	(13,591)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$8,486

See auditor's report and notes to the audited financial statements

PANAMERA HEALTHCARE CORPORATION
(A Development Stage Company)
Statement of Operations

May 20, 2014
(inception) to
July 31,
2014

Revenues	$8,000

Operating Expenses
Stock based compensation	1,400
Professional	21,500
General and administration	14
Total operating expenses	22,914

Net loss from operations	(14,914)

Other income (expense)
Interest expense	(77)
Total other income (expense)	(77)

Net loss before taxes	(14,991)

Income tax benefit	-

Net loss	$(14,991)

Basic and dilutive loss per share	14,675,685

Weighted average number of shares outstanding	$(0.00)

See auditor's report and notes to the audited financial statements

PANAMERA HEALTHCARE CORPORATION
(A Development Stage Company)
Statement of Stockholders' Deficit

					Additional
	Preferred Stock		Common Stock		Paid in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total

Balance, May 20, 2014	-	$-	-	$-	$-	$-	$-	$-

Stock issued to founders	-	-	14,000,000	1,400	-	-		1,400
Stock issued for cash	-	-	1,490,000	149	-	(149)		-
Net loss							(14,991)	(14,991)

Balance, July 31, 2014	-	$-	15,490,000	$1,549	$-	$(149)	$(14,991)	$(13,591)

See auditor's report and notes to the audited financial statements

PANAMERA HEALTHCARE CORPORATION
(A Development Stage Company)
Statement of Cash Flows

May 20, 2014
(inception)
through
July 31,
2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,991)

Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Stock-based compensation	1,400
Changes in operating assets and liabilities:
(Increase) decrease in operating assets:
Accounts receivable	(6,500)
Increase (decrease) in operating liabilities:
Accrued expenses	3,577
Total adjustments	(1,523)
Net Cash Used in Operating Activities	(16,514)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash (Used in) Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder loans, net	18,500
Net Cash Provided By Financing Activities	18,500

Net increase (decrease) in cash and cash equivalents	1,986
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$1,986

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for taxes	$-

See auditor's report and notes to the audited financial statements

Panamera Health Corporation
(A Development Stage Company)
Notes to the Financial Statements
For the period May 20, 2014 (date of inception) through July 31, 2014
NOTE 1 -   ORGANIZATION AND DESCRIPTION OF BUSINESS

Panamera Health Corporation (the "Company") is a Nevada corporation incorporated on May 20, 2014.  It is based in Oklahoma City, OK, USA.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is July 31.

The Company is a development stage company that intends to offer management and consulting services to healthcare organizations that are increasingly facing various stresses including financial, organizational, and information technology challenges. To date, the Company's activities have been limited to its formation and the raising of equity capital.

NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is a development stage company as defined by section ASC 915, "Development Stage Entities."  The Company is still devoting substantially all of its efforts to establishing the business, and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.
Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $1,986 in cash and cash equivalents as of July 31, 2014.

Net Loss per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic earnings per share, from May 20, 2014  (Inception) to July 31, 2014:

Net loss	$14,991

Weighted average common shares issued and
outstanding (Basic and Diluted)	14,675,685

Net loss per share, Basic and Diluted	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables that it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures," which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

We issued 14,000,000 common shares at $0.0001 per share, to founders, for the period ended July 31, 2014.

Accounts Receivable

Accounts receivable consist of charges for service provided to customers. An allowance for doubtful accounts is considered to be established for any amounts that may not be recoverable, which is based on an analysis of the Company's customer credit worthiness, and current economic trends.  Based on management's review of accounts receivable, no allowance for doubtful accounts was recorded as at July 31, 2014.   Receivables are determined to be past due, based on payment terms of original invoices.  The Company does not typically charge interest on past due receivables.

Research and Development

The Company does not engage in research and development as defined in ASC Topic 730, "Accounting for Research and Development Costs."

Advertising Costs

The Company follows ASC 720, "Advertising Costs," and expenses costs as incurred.  No advertising costs were incurred for the period ending July 31, 2014.

Related Parties

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions. See note 6.

Commitments and Contingencies

The Company follows ASC 450-20, "Loss Contingencies," to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of July 31, 2014.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 605,"Revenue Recognition." The Company recognizes revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

Revenue is realized by (1) clients signing contractual service agreements that are billed monthly, (2) time is tracked and billed hourly and additional charges are billed for service in excess of the minimum monthly fee, (3) service is billed per the terms of the service agreement, and (4)  collection occurs within reasonable time after completion of each monthly billing.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity.   Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.  The Company will adopted this standard during the next fiscal year.

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers.   The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition.  Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities.  The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the financial statements.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.  A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award's grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved.  The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted.  Management has reviewed the ASU and believes that they currently account for these awards in a manner consistent with the new guidance, therefore there is no anticipation of any effect to the financial statements.

In August2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern.    Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events.  The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.  The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met conditions which would subject these financial statements for additional disclosure.

Management has considered all recent accounting pronouncements issued. The Company's management believes that these recent pronouncements will not have a material effect on the Company's consolidated financial statements.

NOTE 3 -GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of July 31, 2014, the Company has a loss from operations of $14,914 an accumulated deficit of $14,991 and has earned minimal revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending July 31, 2015.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 -   EQUITY

Preferred Stock

The Company has authorized 50,000,000 preferred shares with a par value of $0.0001 per share.  The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.  No shares of preferred stock have been issued.

Common Stock

The Company has authorized 150,000,000 common shares with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Since inception (May 20, 2014) to July 31, 2014, the Company has issued a total of 15,490,000 common shares for compensation and services of $1,549, as follows:

•	On May 21, 2014, the Company issued to its founders 14,000,000 shares of common stock at $0.0001 per share for compensation valued at $1,400.

•	During June 2014, the Company issued to consultants 1,490,000 shares of common stock at $0.0001 per share for cash in the amount of $149.

NOTE 5 - PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:
July 31, 2014
Income tax expense at statutory rate	$(5,097)
Valuation allowance	5,097
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

July 31, 2014
NOL Carryover	$14,991
Valuation allowance	(14,991)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of approximately $14,991 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

NOTE 6 - RELATED PARTY TRANSACTIONS

Equity

On May 21, 2014, the Company issued 14,000,000 shares of its common stock to officers at $0.0001 per share for compensation totaling $1,400.

Note Payable

On July 15, 2014, a corporation controlled by an officer and director committed $75,000 Promissory Note in the form of a line of credit.  Any unpaid balance is due December 15, 2014 at an annual interest rate of 5% and may be prepaid without penalty.  During the period, advances under the line of credit to the Company were in the amount of $18,500 for working capital requirements. As of July 31, the Company was obligated to the Company, for this interest bearing demand loan with a balance of $18,577, which includes $77 of accrued interest. The Company plans to pay the loan and interest back as cash flows become available.  The remaining balance available under the line of credit is $56,423, as of July 31, 2014.

Revenue

During the period ended July 31, 2014, related corporations were responsible for 100% of our revenue and accounts receivable of $8,000 and $6,500, respectively.

Other

The controlling shareholders have pledged their support to fund continuing operations during the development stage; however there is no written commitment to this effect.  The Company is dependent upon the continued support.

The officers and directors of the Company may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The Company does not have employment contracts with its key employees, the controlling shareholders, who are officers and directors of the Company.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company has no commitments or contingencies as of July 31, 2014.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company's financial position or results of operations.

NOTE 8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued.  Based on our evaluation no events have occurred that require disclosure.

PART II
 INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.  Other Expenses of Issuance and Distribution.
Expenses incurred or expected relating to this Prospectus and distribution are as follows:

Legal Fees and Registration Expenses	$7,500.00
Accounting Fees and Expenses	5,000.00
Transfer Agent Fees	1,000.00
Printing of Prospectus	250.00
Miscellaneous	1,250.00
Total	$15,000.00

Item 14.  Indemnification of Directors and Officers.
Under the General Corporation Law of the State of Nevada, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").  Our certificate of incorporation provides that, pursuant to Nevada law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders.  This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law.  In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law.  The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Nevada General Corporation Law.  We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer.  We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.
We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.
Item 15.  Recent Sales of Unregistered Securities.
On May 20, 2014, Curtis Summers, Earnest Diaz, and Douglas G. Baker purchased 6,440,000 shares, 6,440,000 and 1,120,000 shares respectively of our common stock for services valued at $644, $644 and $112, respectively, or for $0.0001 per share. On June 16, 2014 the Company issued 745,000 shares of common stock to a shareholder for a $74.50 subscription receivable. Payment was received in August, 2014. On June 23, 2014 the Company issued 745,000 shares of common stock to a shareholder for a $74.50 subscription receivable. Payment was received in July, 2014.
The issuance and sale of these shares was deemed exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act as a transaction by an issuer not involving any public offering. The offering was limited to a select few individuals who were either current management or known to management prior to the sale, no public advertising was used and no commissions were paid.

Item 16.  Exhibits and Financial Statement Schedules.
(a)            The exhibits listed in the following Exhibit Index are filed as part of this registration statement.
Exhibit No.	Description	Incorporated by Rerence to

3.1	Certificate of Incorporation of Panamera Healthcare Corporation filed May 20, 2014 with the Secretary of State of the State of Nevada.	Exhibit 3.1 to the S-1 filed on September 26, 2014
3.2	By-laws of Panamera Healthcare Corporation.	Exhibit 3.2 to the S-1 filed on September 26, 2014
5.1	Opinion of Parsons/Burnett/Bjordahl/Hume, LLP, counsel to the registrant, as to the legality of the shares of common stock.	Exhibit 5.1 to the S-1/A filed on November 24, 2014
14.1	Code of Business Conduct and Ethics.	Exhibit 14.1 to the S-1 filed on September 26, 2014
14.2	Code of Ethics for the CEO and Senior Financial Officers.	Exhibit 14.2 to the S-1 filed on September 26, 2014
23.1*	Consent of Messineo & Co., CPAs LLC, independent registered public accountants.
23.2	Consent of Counsel (See Exhibit 5)	Exhibit 5.1 to the S-1/A filed on November 24, 2014
99.1	Form of Subscription Agreement with investors.	Exhibit 99.1 to the S-1 filed on September 26, 2014
* Filed herein.
_______________

(b)            The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.
Item 17.  Undertakings.
A.            The undersigned registrant hereby undertakes:
(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)            Intentionally omitted.

(5)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)            Intentionally omitted.
(ii)            If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.
(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
B.            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Edmond, State of Oklahoma, on January 23, 2015 .
PANAMERA HEALTHCARE CORPORATION

By:	/s/ Curtis Summers
Curtis E. Summers
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

By:	/s/ Douglas Baker
Douglas G. Baker
Chief Financial Officer, Secretary and Treasurer (principal financial and accounting officer)

POWER OF ATTORNEY
We, the undersigned officers and directors of Panamera Healthcare Corporation, hereby severally constitute and appoint Curtis Summers and Douglas G. Baker, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Curtis Summers	Chairman of the Board, President	January 23,2015
Curtis E. Summers	and Chief Executive Officer
(principal executive officer)

/s/ Douglas Baker	Chief Financial Officer.	January 23, 2015
Douglas G. Baker	Secretary, Treasurer and Director
(principal financial and accounting officer)